UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): January 28, 2019

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37512	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas
75225
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 28, 2019, Thomas M. Herzog resigned from the Board of Directors (the “Board”) of TIER REIT, Inc. (the “Company”). Mr. Herzog confirmed to the Board that his resignation was not due to a disagreement with any other member of the Board, the Company or its management.

(d)    On January 28, 2019, the Board of the Company appointed Christie B. Kelly to fill the vacancy created by Mr. Herzog’s resignation. Ms. Kelly was not appointed pursuant to any arrangement or understanding between herself and any other person, and the Board determined that Ms. Kelly qualifies as an independent director pursuant to the rules of the New York Stock Exchange.

In connection with her appointment to the Board, Ms. Kelly was granted restricted stock units with a value of approximately $20,000 based on the closing stock price of the Company’s common stock as of January 28, 2019. Such restricted stock units vest 13 months after the grant date.

Ms. Kelly joins the Company’s Board with extensive real estate and REIT industry knowledge and experience. Ms. Kelly served as Executive Vice President and Chief Financial Officer of Jones Lang LaSalle Incorporated (NYSE: JLL), a publicly traded financial and professional services firm specializing in real estate, from July 2013 until October 2018. Prior to her tenure at JLL, Ms. Kelly served as Executive Vice President and Chief Financial Officer of Duke Realty Corporation (NYSE: DRE) from 2009 until June 2013. From 2007 until she joined Duke in 2009, Ms. Kelly served as Senior Vice President, Global Real Estate at Lehman Brothers, where she led real estate equity syndication in the United States and Canada. Prior to that, Ms. Kelly served at General Electric Company (NYSE: GE) from 1983 to 2007 in numerous finance and operational management positions in the United States, Europe and Asia that included responsibility for mergers and acquisitions, business transformation, internal audit and enterprise risk management. Ms. Kelly currently serves on the board of directors of Kite Realty Group Trust (NYSE: KRG) and Park Hotels & Resorts (NYSE: PK). She also serves as a Board member of the Chicago Shakespeare Theater, World Business Chicago and The Executives Club of Chicago. Previously, Ms. Kelly served on the boards of the National Bank of Indianapolis, Butler Business School and Park Tudor School. Ms. Kelly received her Bachelor of Arts degree in Economics from Bucknell University.

Item 7.01                                           Regulation FD Disclosure

On January 28, 2019, the Company issued a press release with respect to the resignation of Thomas M. Herzog and the appointment of Christie B. Kelly to the Board.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                              Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: January 28, 2019	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Chief Legal Officer, Executive Vice President
& Secretary